As filed with the Securities and Exchange Commission on December 10, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SRA INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-1360804
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4350 Fair Lakes Court, Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES OF

SRA INTERNATIONAL, INC.

(Full Title of the Plan)

Stephen C. Hughes

Senior Vice President of Finance and Administration

and Chief Financial Officer

4350 Fair Lakes Court

Fairfax, VA 22033

(Name and Address of Agent For Service)

(703) 803-1500

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Deferred Compensation Obligations(1)	$5,000,000	$5,000,000(2)	$634

(1)	The Deferred Compensation Obligations are unfunded and unsecured general obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan for Key Employees of SRA International, Inc.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 incorporates by reference the contents of the registration statement on Form S-8 (File No. 333-97579), filed by the Registrant on August 2, 2002, relating to the Deferred Compensation Plan for Key Employees of SRA International, Inc.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on this 10th day of December, 2004.

SRA INTERNATIONAL, INC.

By:	/s/ ERNST VOLGENAU
Ernst Volgenau Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of SRA International, Inc., hereby severally constitute and appoint Ernst Volgenau, Renato A. DiPentima, Stephen C. Hughes and Brent B. Siler, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SRA International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERNST VOLGENAU Ernst Volgenau	Chairman and Chief Executive Officer (Principal executive officer)	December 10, 2004

/s/ STEPHEN C. HUGHES Stephen C. Hughes	Senior Vice President of Finance and Administration and Chief Financial Officer (Principal financial and accounting officer)	December 10, 2004

/s/ JOHN W. BARTER John W. Barter	Director	December 10, 2004

/s/ WILLIAM K. BREHM William K. Brehm	Director	December 10, 2004

/s/ STEVEN A. DENNING Steven A. Denning	Director	December 10, 2004

/s/ MILES R. GILBURNE Miles R. Gilburne	Director	December 10, 2004

/s/ MICHAEL R. KLEIN Michael R. Klein	Director	December 10, 2004

/s/ DAVID H. LANGSTAFF David H. Langstaff	Director	December 8, 2004

/s/ EDWARD E. LEGASEY Edward E. Legasey	Director	December 10, 2004

/s/ DELBERT C. STALEY Delbert C. Staley	Director	December 10, 2004

INDEX TO EXHIBITS

Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on the signature pages of this registration statement)

(1)	Incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (File No. 001-31334).

(2)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-83780).